UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2025, Easterly Government Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on the proposals as follows:

Proposal No. 1: The election of seven director nominees, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Darrell W. Crate	69,947,969	3,146,357	221,423	20,784,167
William H. Binnie	66,375,998	6,718,654	221,097	20,784,167
Michael P. Ibe	69,808,819	3,281,886	225,044	20,784,167
Cynthia A. Fisher	62,437,247	10,654,128	224,374	20,784,167
Scott D. Freeman	66,991,012	6,100,675	224,062	20,784,167
Emil W. Henry, Jr.	66,827,368	6,261,898	226,483	20,784,167
Tara S. Innes	70,878,172	2,213,279	224,298	20,784,167

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
67,314,410	5,733,222	268,117	20,784,167

Proposal No. 3: Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain
88,964,213	4,943,188	192,515

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ Franklin V. Logan
Name:	Franklin V. Logan
Title:	Executive Vice President, General Counsel and Secretary

Date: May 23, 2025